                                                                     EXHIBIT 4-4

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                                 LOAN AGREEMENT

                          DATED AS OF August 30, 1994

                                     AMONG

                        CERTAIN DESIGNATED BORROWERS OF
                      EXECUTONE INFORMATION SYSTEMS, INC.
                   AND LISTED ON THE SIGNATURE PAGES HEREOF,
                                 AS BORROWERS,

                      EXECUTONE INFORMATION SYSTEMS, INC.,
                           AS AN ACCOMMODATING PARTY,

               CONTINENTAL BANK, an Illinois Banking Corporation,
                FLEET BANK N.A., and BANK OF BOSTON CONNECTICUT,
                                  AS LENDERS,

                                      AND

               CONTINENTAL BANK, an Illinois Banking Corporation,
                                    AS AGENT

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


                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (the "Agreement") is made as of the 30th day of August, 1994 by and among CERTAIN DESIGNATED EMPLOYEES OF EXECUTONE INFORMATION SYSTEMS, INC., a Virginia corporation ("Executone"), LISTED ON THE SIGNATURE PAGES HEREOF ("Borrowers"), EXECUTONE, FLEET BANK N.A. ("Fleet"), BANK OF BOSTON CONNECTICUT ("Bank Boston"), and CONTINENTAL BANK, an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (formerly, Continental Bank, N.A.) ("Continental") both individually and as agent for the Lenders (in such capacity, the "Agent").

                                R E C I T A L S:

         WHEREAS, Borrowers wish to borrow funds from Lenders (hereinafter defined) for purposes listed herein;

         WHEREAS, based on the representations and warranties of Borrowers, Lenders have agreed to make loans to Borrowers pursuant to the agreements, terms, covenants and conditions contained herein;

         WHEREAS, Lenders and Executone have executed the Second Amended and Restated Loan and Security Agreement concurrently with this Agreement;

         WHEREAS,   Executone   agrees  to  make  certain   payments  and  other
accommodations to the Agent and the Lenders in order to induce Lenders to enter into this Agreement; and

         WHEREAS, the Lenders appoint Continental to act as their agent for purposes of administering the loans and financial accom-modations to Borrowers;

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit hereafter made to Borrowers by the Lenders, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS AND OTHER TERMS.


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         1.1  DEFINITIONS.  In  addition  to  terms  defined  elsewhere  in this
Agreement or any Supplement, Schedule or Exhibit hereto, when used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

                  "Agent" means Continental in its capacity as agent for the Lenders or any Person subsequently appointed as the successor Agent pursuant to Section 8.6.

                  "Agreement" is defined in the Preamble as it may be amended, restated, modified or supplemented from time to time.

                  "Attorneys' Fees" means the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by the Agent or any Lender (including but not limited to attorneys and paralegals who are employees of the Agent or such Lender) from time to time (a) in the case of the Agent, (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement, any Related Agreement, and all other documents or instruments provided for herein or therein or delivered or to be delivered hereunder or under any thereof or in connection herewith or with any thereof, (ii) to prepare documentation related to the Loans made and other Liabilities incurred hereunder and (iii) to prepare any amendment to or waiver under this Agreement or any Related Agreement and any documents or instruments related thereto and (b) in the case of the Agent and each Lender (i) to represent the Agent or such Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by the Agent, such Lender, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, this Agreement or any Related Agreement, or Borrower's affairs, (ii) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, (iii) to attempt to enforce any security interest in any of the Collateral or to give any advice with respect to such enforcement, (iv) to prepare, negotiate and review any amendment to or any waiver under this Agreement or any Related Agreement or any documents or instruments related thereto, and (v) to enforce any right of the Agent or such Lender to collect any of the Liabilities under this Agreement, any Related Agreement, and all other documents provided for herein or therein.

                  "Banking Day" means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois, New York City, New York or Hartford, Connecticut.

                  "Borrower" has the meaning ascribed to such term in the Preamble.

                  "Closing Date" means the date of this Agreement contained on the cover page hereof.

                  "Continental" has the meaning ascribed to such term in the Preamble.

                  "Credit Limit" means the lesser of (i) the aggregate purchase price paid by the Borrowers for the common stock of Executone pursuant to the Stock Option Plan on or before the Termination Date or (ii) $9,750,000.

                  "Demand Deposit Account" has the meaning ascribed to such term in the Executone Agreement.

                  "Designation" means the package of forms (including, but not limited to a personal financial statement of the Borrower along with a declaration by the Borrower concerning the truth, accuracy, and completeness of the information contained in each Designation relating to that Borrower) to be submitted by each Borrower and Executone pursuant to Section 2.1 substantially in the form attached hereto as Exhibit A.

                  "Executone" has the meaning ascribed to such term in the Preamble.

                  "Executone Agreement" means the Second Amended and Restated Loan and Security Agreement between Executone Lenders and the Agent dated concurrently herewith, as amended, restated, modified or supplemented from time to time.

                  "Event of Default"  has the  meaning  ascribed to such term in
         Section 7.1.

                  "Federal Funds Rate" means for any day the weighted average of the rates on overnight Federal Funds transactions, with members of the Federal Reserve System, arranged by Federal Funds brokers applicable to Federal Funds transactions on that date. The Federal Funds Rate shall be determined by the Agent on the basis of reports by Federal Funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by the Agent. In the case of a Saturday, Sunday or legal holiday on which banking institutions in Chicago, Illinois are not required to be open, the Federal Funds Rate shall be the rate applicable to Federal Funds transactions on the immediately preceding day for which the Federal Funds Rate is reported.

                  "Lenders"  means   collectively:   Fleet,  Bank  Boston,   and
         Continental (in its capacity as a lender, but not in its capacity as Agent).

                  "Lending  Date"  has the  meaning  ascribed  to  such  term in
         Section 2.3(a).

                  "Letter of Credit Support" means the establishment and maintenance of a stand-by letter of credit by Executone pursuant to the Executone Agreement and Section 5.2(g) to support the Borrowers' obligations hereunder.

                  "Liabilities" means with respect to each Borrower, all of the liabilities, obligations and indebtedness of such Borrower to the Agent or any Lender of any kind or nature under or in connection with this Agreement or any Related Agreement, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including but not limited to such Borrower's obligations under any Note, and (ii) interest, charges, expenses, Attorneys' Fees and other sums chargeable to Borrower by the Agent or any Lender under this Agreement or any Related Agreement. "Liabilities" shall also include any

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         and all amendments,  restatements,  extensions, renewals, refundings or refinancings of any of the foregoing.

                  "Loan" means any loan made pursuant to Section 2.2 of this Agreement.

                  "Maximum   Eligible  Amount"  means,   with  respect  to  each
         Borrower, a maximum amount, to be determined by Executone, which may be loaned to such Borrower pursuant to this Agreement.

                  "Note" means the promissory note executed by each Borrower substantially in the form attached hereto as Exhibit C evidencing any Loan to any Borrower pursuant to this Agreement.

                  "Notice of Borrowing" has the meaning ascribed to such term in
         Section 2.3(a) and shall be substantially in the form attached hereto as Exhibit B.

                  "Percentage" means, with respect to any Lender, a fraction expressed as a percentage, the numerator of which shall equal the amount set forth opposite such Lender's name on the signature page hereof, as it may be adjusted from time to time as a result of assignments permitted under Section 9.6 (and in the case of Lenders not initially party to this Agreement, the amount set forth in the applicable Assignment and Acceptance as any such Lender's commitment) and the denominator of which is the Credit Limit.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Reference Rate" means, at any time, the rate of interest then most recently announced by Continental at Chicago, Illinois as its reference rate. Each change in the interest rate on any Loan shall take effect on the effective date of the change in the Reference Rate.

                  "Related Agreement" means any agreement, instrument or document heretofore, now, or hereafter delivered to the Agent or any Lender with respect to or in connection with or pursuant to this Agreement or any of the Liabilities, and executed by or on behalf of any Borrower.

                  "Required   Lenders"  means,   at  any  time,   Lenders  whose
         Percentages aggregate more than 85%.

                  "Stock Option Plan" means Executone's 1994 Executive Stock Incentive Plan established by Executone whereby certain officers of Executone who are participants under such plan may purchase shares of common stock in Executone.

                  "Termination Date" means June 30, 1995.

                  "Unmatured Event of Default" means any event or condition which after the giving of notice or lapse of time or both would become an Event of Default.

         1.2 INTERPRETATION OF AGREEMENT. A Section, an Exhibit, a Supplement or a Schedule is, unless otherwise stated, a reference to a section hereof, an exhibit hereto, a supplement hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

         1.3 EXERCISE OF DISCRETION. Unless a different standard is specifically referred to, whenever the Agent or any Lender or group of Lenders is authorized to exercise its or their discretion herein or in any Related Agreement, such Person(s) shall be entitled to take any action with respect to the matter in question that might be taken by a commercial lender acting in good faith under similar circumstances in connection with a secured financing transaction of the size and nature contemplated by this Agreement and based upon the information then available to such Person(s).


2.       BORROWER DESIGNATION LOANS; PRINCIPAL PAYMENTS.

         2.1 DESIGNATION OF BORROWERS. From time to time, from the date hereof until the Termination Date, Executone shall designate certain of its employees who are participants in the Stock Option Plan to be eligible as Borrowers hereunder. Each such designation shall be submitted to the Agent in the form, and with all the information set forth on Exhibit A attached hereto (the "Designation") at least thirty (30) days prior to the date on which such an eligible employee intends to request a Loan. The Designation for each employee named therein shall indicate the Maximum Eligible Amount for such employee, provided that Executone may not provide for Maximum Eligible Amounts in the aggregate for all Borrowers in excess of the Credit Limit. The delivery of a Designation shall be deemed to be an approval by Executone of the employee named in the Designation to be a Borrower hereunder, and Borrowers understand and agree that personal financial information (including, but not limited to, credit agency reports) applicable to them will be distributed by the Agent to each of the Lenders. Based on the information contained in the Designation submitted for each employee, the Lenders may in accordance with their standard credit practices approve such employee to participate as a Borrower hereunder. The indication of a Maximum Eligible Amount for any eligible employee shall not obligate any Lender to approve a Loan to that employee for that Lender's Percentage of the Maximum Eligible Amount.

         2.2 THE LOANS. Each Lender severally and not jointly agrees, on the terms and subject to the conditions set forth herein, to make Loans to each Borrower from time to time during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time such Lender's Percentage of the sum of all the outstanding Maximum Eligible Amounts designated by Executone for such Borrower in accordance with Section 2.1 above; provided, however, that (i) the aggregate amount of all Loans made with respect to any particular Borrower shall not at any time exceed such Borrower's Maximum Eligible Amount; (ii) the aggregate amount of Loans to all Borrowers shall not exceed the Credit Amount; (iii) Loans shall be made only on the last day of each calendar quarter (March 31, June 31, September 31, and December 31) if such day is a Banking Day, and if not, then on the immediately preceding day that is a Banking Day; and (iv) each Borrower is restricted to a maximum of three (3)
Lending Dates in which to receive all of the Loans which can be made to that Borrower. Each Loan shall be made by the Lenders ratably according to their respective Percentages. Once repaid, no Loan may be reborrowed.

         2.3      MAKING THE LOANS.

                  (a) Each Loan to a Borrower shall be made on notice from a Borrower to the Agent, given not later than 12:00 noon (Chicago time) on the Banking Day prior to the Banking Day of the proposed Loan. Any such notice of a Loan (a "Notice of Borrowing") shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein (i) the amount of such Loan, (ii) the date of such Loan and (iii) disbursement directions. Promptly following a receipt of a Notice of Borrowing, the Agent shall provide each Lender by telecopy, a copy of such Notice of Borrowing. Each Lender shall, before 11:00 a.m. (Chicago time) on the date of each requested Loan, make available to the Agent at its address referred to in Section 9.5 and the signature pages hereof, in same-day funds, such Lender's Percentage of such Loan. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 5, the Agent shall make such funds available to the Borrower requesting such Loan as set forth in the applicable Notice of Borrowing. The date on which the proceeds of any Loan is disbursed to a Borrower pursuant to this Section 2.3 and the other terms and conditions of this Agreement is referred to as a "Lending Date".

                  (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower giving such notice.

                  (c) Unless the Agent shall have received notice from a Lender prior to a Lending Date that such Lender will not make available to the Agent such Lender's Percentage of such Loan, the Agent may (but shall not be obligated to) assume that such Lender has made such portion available to the Agent on the requested date of such Loan in accordance with subsection (a) of this Section 2.3 and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the applicable Lending Date until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Loan and (ii) in the case of such Lender, the

         Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Percentage of such Loan for purposes of this Agreement.

                  (d) The failure of any Lender to make the Loans to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loans on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loans to be made by such other Lender on any Lending Date.

         2.4 NOTES. The Loans to each Borrower made by each Lender shall be evidenced by a Note to each Lender substantially in the form attached hereto as Exhibit C. Each Note shall be in the amount of each Lender's Percentage of the Maximum Eligible Amount and shall be executed and delivered to each applicable Lender prior to the first applicable Lending Date.

         2.5 PRINCIPAL PAYMENTS. The aggregate principal amount of the Loans made to each Borrower shall be repaid in four installments on each of May 31, 1997, May 31, 1998, May 31, 1999 with a final installment payable on August 30, 1999. The amount of each installment payable on each May 31 shall be equal to ten percent (10%) of the original principal balance of all Loans made to such Borrower and, the installment payable on August 30, 1999 shall be in an amount equal to the remaining unpaid principal balance. Any Loan may be prepaid in whole or in part at any time. Any prepayments of principal shall be applied to the installments in the order of maturity.


3.       INTEREST AND FEES.

         3.1 INTEREST RATE. The outstanding principal balance of the Loans and other Liabilities of Borrowers hereunder shall bear interest until paid at a fluctuating rate per annum equal to the Reference Rate less one-fourth of one percent (0.25%), provided, however, that if any amount of any Loan to any Borrower is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loan made to such Borrower shall accrue at a rate per annum equal to the greater of (a) the rate of interest which is three percent (3%) higher than the applicable per annum rate of interest otherwise payable hereunder or (b) the rate of interest which is three percent (3%) higher than the applicable per annum rate of interest in effect at the time such amount became due. Interest on the unpaid principal amount of each Loan shall accrue from and including the Lending Date to, but not including, the date such Loan is paid. Interest and any fee shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed.

         3.2 INTEREST PAYMENTS. Interest is payable by each Borrower quarterly, in arrears, on the last Banking Day of each calendar quarter (March 31, June 31, September 31, and December 31). Executone hereby agrees that the Agent may provide for the payment of such interest by charging Executone's Demand Deposit Account established with the Agent pursuant to the Executone Agreement.

         3.3 CLOSING FEE. On the Closing Date, in consideration for establishing the credit facility described in this Agreement for the benefit of its executives, Executone agrees to pay to the Agent for the account of the Lenders pro rata according to their Percentages, a closing fee equal to $50,000.

         3.4 AGENT'S FEE. Executone agrees to pay the Agent for its own account an annual agency fee equal to $15,000, payable in advance, on the Closing Date and on each anniversary thereof as long as any credit is available or outstanding under this Agreement.

         3.5 ATTORNEYS' FEES. Executone agrees to pay all Attorneys' Fees.

4.       APPORTIONMENT AND SHARING OF PAYMENTS.

         4.1 RATABLE APPORTIONMENT OF PAYMENTS. Aggregate principal payments and interest payments shall be apportioned among all outstanding Loans to which such payments relate and payments of fees shall, as applicable, be apportioned ratably among the Lenders according to their Percentages, as applicable. All payments shall be remitted to the Agent for distribution to the Lenders.

         4.2 PAYMENTS IN EXCESS OF A LENDER'S RATABLE SHARE. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it to any Borrower in excess of its ratable share of payments on account of such Loan obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

5.       CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS.

         5.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement and the obligation of the Agent and each Lender to make Loans to each Borrower is subject to satisfaction of the following conditions precedent:

                  (a) Executone Agreement. The Executone Agreement shall have been duly executed and delivered by all parties thereto and shall, by its terms, have become effective;

                  (b) Fees and Expenses. All fees and expenses of the Agent and Lenders that are payable by Borrowers or Executone pursuant to this Agreement shall be paid in full;

                  (c) Secretary's Certificate. The Lenders shall have received a Certificate of Executone's Secretary or Assistant Secretary certifying
         (i) that attached thereto is a true and complete copy of the Stock Option Plan as in effect on the date thereof, (ii) that attached thereto is a true and complete copy of the resolutions of Executone's Board of Directors establishing and authorizing the Stock Option Plan and the execution and delivery of this Agreement and the provision of the Letter of Credit Support as contemplated hereunder, (iii) attached thereto is a true and complete copy of Executone's Articles of Incorporation and Bylaws as in effect on the date thereof and (iv) a verification of the incumbency of all officers of Executone duly authorized to execute and deliver this Agreement and any Related Agreement on behalf of Executone;

                  (d) Opinion of Counsel. The Lenders shall have received a satisfactory opinion of counsel in form and substance satisfactory to the Lenders; and

                  (e) No Conflict. No law or regulation affecting any Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon any Lender any material obligation, fee, liability, loss, cost, expense or damage.

         5.2 CONDITIONS PRECEDENT TO THE MAKING OF EACH LOAN TO EACH BORROWER. The obligation of each Lender to make any Loan to any Borrower hereunder is subject to the satisfaction of the following conditions precedent:

                  (a) Designation. The Designation for such Borrower has been approved by the Lenders and such Borrower has executed and delivered a counterpart of this Agreement to the Agent;

                  (b) Notice of Borrowing. The Agent shall have received a duly executed and timely delivered Notice of Borrowing from such Borrower and all representations and warranties of the Borrower contained therein and in such Borrower's Designation shall be true and correct as of the date of such Loan;

                  (c) Credit Limit. The Loan, if made pursuant to the applicable Notice of Borrowing, would not cause the aggregate of the outstanding principal balance of all Loans to all Borrowers pursuant to this Agreement to exceed the Credit Limit;

                  (d) Notes. Such Borrower shall have executed a Note to each Lender for an amount equal to such Lender's Percentage of the Maximum Eligible Amount pursuant to Section 2.4;

                  (e) No Defaults. Before and after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing under this Agreement or the Executone Agreement;

                  (f) Stock Option Plan. The Stock Option Plan is effective and has not been rescinded or modified; and

                  (g) Letter of Credit Support. Executone shall have provided for the benefit of the Lenders a stand-by letter of credit substantially in the form of Exhibit D attached hereto with an undrawn face amount at all times equal to the lesser of $10,000,000 or 102.6% of the principal amount of the Loans outstanding or, at such time, requested. This stand-by letter of credit shall be amended or renewed as necessary in order to continue or increase the Letter of Credit Support to account for additional Loans.


6. BORROWER COVENANTS. Each Borrower agrees for him or herself that until all of the Liabilities of such Borrower are paid in full, unless the Agent shall otherwise consent in writing, he or she will:

         6.1 FINANCIAL REPORTS. Within ninety (90) days after the end of each calendar year, provide the Agent, as requested, with a personal financial statement (using the format provided in the financial statement that is part of the Designation) together with a certification (also using the format provided in the Designation) as to the truth, accuracy, and completeness of such financial statement.

         6.2 NOTICES. Notify the Agent (which will promptly notify each Lender) in writing (or by telephone with written confirmation to follow within two (2) Banking Days of the telephone call) immediately upon learning of the occurrence of an Event of Default.

         6.3 FURTHER INFORMATION. Promptly provide, upon the request of Agent, any further information or documents to Agent that Agent may reasonably require from time to time in relation to this Agreement or any Related Agreement.

         6.4 USE OF PROCEEDS.  The proceeds of each Loan requested under Section
2.1 shall be used by Borrowers on or before the Termination Date only to purchase shares of common stock in Executone pursuant to and in conformity with the Stock Option Plan.

7.       DEFAULT.

         7.1 EVENTS OF DEFAULT. With respect to each Borrower, each of the following shall constitute an "Event of Default" under this Agreement:

                  (a) Non-Payment. Default in the payment, when due or declared due, of any of such Borrower's Liabilities;

                  (b) False Information in the Designation. Any information provided by such Borrower or by Executone with respect to such Borrower herein, in any Designation or any Borrowing Notice or otherwise in connection with this Agreement or the Related Agreements shall prove to be false or misleading in any material respect at the time made;

                  (c) Non-Compliance With This Agreement. Default in the performance of any of Borrower's agreements set forth herein or in any Related Agreement (and not constituting an Event of Default under any of the other subsections of this Section 7.1), and the continuance of such default for more than thirty (30) days after notice thereof to Borrower from the Agent or any Lender;

                  (d) Dismissal. Such Borrower's employment with Executone is terminated for any reason by either Executone or such Borrower;

                  (e) Insolvency. Such Borrower becomes insolvent, or generally fails to pay, or admits in writing his or her inability to pay, his or her debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Borrower or for a material part of the property of such Borrower or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Borrower or for a substantial part of the property of Borrower and is not discharged or dismissed within thirty (30) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by such Borrower; or any bankruptcy, reorganization or other proceeding under any bankruptcy or insolvency law is instituted against such Borrower and is not discharged or dismissed within 30 days; or any warrant of attachment or similar legal process is issued against any substantial part of the property of such Borrower;

                  (f) Default under the Executone Agreement. Any "Event of Default" (as defined in the Executone Agreement) occurs under the Executone Agreement;

                  (g) Executone's Failure to Perform. Executone fails to perform any of its obligations hereunder pursuant to this Agreement; and

                  (h) Letter of Credit Support. The issuer of the Letter of Credit Support shall have notified the Agent that the Letter of Credit Support shall not be renewed or that it shall be terminated for any reason at any time prior to its expiration.

         7.2      EFFECT OF EVENT OF DEFAULT; REMEDIES.

                  (a) In the event that one or more Events of Default described in Section 7.1(e) shall occur with respect to a Borrower, then each Lender's commitment to make further Loans to such Borrower under this Agreement shall terminate and all Liabilities of such Borrower hereunder and under such Borrower's Notes shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

                  (b) In the event an Event of Default with respect to a Borrower other than one described in Section 7.1(e) shall occur, then each Lender's commitment to make Loans to such Borrower (in the case of an Event of Default under Section 7.1) shall terminate and the Agent may with the consent of the Required Lenders (and upon the request of the Required Lenders shall) declare all Liabilities of such Borrower immediately due and payable without demand or notice of any kind whatsoever, whereupon no further Loans shall be extended to such Borrower under this Agreement and such Borrower's Liabilities hereunder and under such Borrower's Notes shall be immediately due and payable. In the event that one or more Events of Default with respect to a Borrower shall occur and be continuing, any Lender may declare all Liabilities of such Borrower owing to such Lender to be immediately due and payable without demand or notice of any kind whatsoever, whereupon no further Loans will be made by such Lender to such Borrower under this Agreement and such Borrower's liabilities owing to such Lender shall be immediately due and payable.

                  (c) If any Event of Default shall occur, the Agent may with the consent, and shall at the request, of the Required Lenders exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

                           (1) Any remedy  contained in this Agreement or in any
                  of the Related Agreements;

                           (2) Any rights and remedies available to the Agent or
                  any Lender under the Uniform Commercial Code or any other applicable law; and

                           (3) Draw upon the Letter of Credit Support in accordance with its terms.

         However, notwithstanding anything herein to the contrary, if an Event of Default described in Section 7.1(h) shall occur, then the Agent shall draw upon the Letter of Credit Support. In addition, should any Event of Default occur and be continuing with respect to any Borrower, any Lender may request that the Agent, and the Agent shall, draw upon the Letter of Credit Support, at the option of such Lender, either (i) as necessary to repay any amounts then due and owing to such Lender from such Borrower or (ii) as necessary to repay to such Lender the entire amount of the Liabilities owing to such Lender from such Borrower under the terms of the applicable Note and this Agreement, whether or not such amounts are then due.

8.       THE AGENT.

         8.1 AUTHORIZATION. Each Lender hereby authorizes and appoints the Agent to act on behalf of such Lender to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto. As to any other matters not expressly provided for by this Agreement or any document or instrument delivered hereunder or in connection herewith, the Agent shall not be required to exercise any discretion or take any action. Each Lender agrees that any action taken by the Agent in accordance with the terms of this Agreement or Related Agreements, and the exercise by the Agent of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

         8.2 INDEMNIFICATION. Each Lender agrees to reimburse and indemnify the Agent for, and hold the Agent harmless against, a share (determined, in accordance with such Lender's Percentage) of any loss, damages, penalty, action, judgment, obligation, cost, disbursement, liability or expense (including Attorneys' Fees and the costs and expenses of defending against any claim against the Agent arising hereunder or thereunder) incurred without gross negligence or willful misconduct on the part of the Agent arising out of or in connection with the performance of its obligations or the exercise of its powers hereunder or under any document or instrument delivered hereunder or in connection herewith.

         8.3 EXCULPATION. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement and any Note, Designation, report, notice or other writing which it believes to be genuine or to have been presented by a proper Person. Neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any Note, any Designation, any Related Agreement or any other instrument or document delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of the Letter of Credit Support, (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by any Borrower of its obligations, or (iv) in any event, be liable as such for any action taken or omitted by it or them (including, without limitation, any action taken or omitted hereunder pursuant to any provision of this Agreement or any Related Agreement that permits the Agent to exercise its discretion) except for its or their own gross negligence or willful misconduct. In any event, the Agent shall at all times be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting, if the Agent acts or refrains from acting in accordance with written instructions from the Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

         8.4 CREDIT INVESTIGATION. Each Lender acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had such Lender's commitment been granted and such Lender's Loans and other financial accommodations to the

Borrowers made directly by such Lender to the Borrowers without the intervention of the Agent or any other Lender. Each Lender agrees and acknowledges that (i) the Agent makes no representations or warranties about the credit-worthiness of any or all of the Borrowers or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Note, any Related Agreement, the Letter of Credit Support or the value of any security therefor and (ii) except to the extent otherwise expressly provided herein, the Agent has no duty or responsibility to provide such Lender with any credit or other information concerning the affairs, financial condition or business of each Borrower that may come into the Agent's possession; provided, however, the Agent and each Lender shall provide each other Lender and the Agent, as the case may be, with any information of which it or they have actual knowledge regarding events or circumstances which the recipient of such information determines is likely to have a material adverse effect on the financial or other condition of any Borrower or any Borrower's ability to pay the Liabilities of such Borrower or to perform his or her obligations hereunder or under any Related Agreement. If and to the extent that the Agent provides any Lender with copies of documents or personal financial information relating to any Borrower or reports from other investigations by the Agent with respect to this Agreement, or any Related Agreement, such Lender agrees that such documents are provided without any representation or warranty by the Agent as to the validity, accuracy or completeness thereof, and such Lender shall have no claim against the Agent with respect thereto for any reason whatsoever.

         8.5 AGENT AND AFFILIATES. The Agent shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from and generally engage in any kind of business with any Borrower as if the Agent were not the Agent hereunder.

         8.6      RESIGNATION.

                  (a) The Agent may resign as such at any time upon at least forty-five (45) days' prior notice to Executone and the Lenders. In the event of any such resignation, the Lender with the largest Percentage (other than Continental) shall become the successor Agent unless such Lender shall decline to become the successor Agent, in which case the Lenders (other than Continental) shall as promptly as practicable appoint a successor Agent. If no successor shall have been so appointed, and shall have accepted such appointment, within forty-five (45) days after the giving of notice of such resignation, then the retiring Agent may (but shall not be required to), on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution with capital and surplus not less than $100,000,000. Such successor Agent shall purchase, and Continental shall be obligated to sell, such amount of Continental's interest in the Loans and other Liabilities of all the Borrowers then outstanding, so that as a result of such purchase the successor Agent shall have a Percentage at least equal to Continental's Percentage, after giving effect to such purchase provided, however, that the Lender with the largest Percentage (other than Continental) may become the successor Agent without any obligation to purchase any of Continental's interest in the Loan. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any resignation pursuant to this Section 8.6, the provisions of this Section 8 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was Agent hereunder.

                  (b) All the Lenders (other than Continental) and Executone may request the resignation of the Agent for cause by written notice to the Agent signed by each Lender (other than Continental) and Executone, stating the grounds upon which they intend to relieve the Agent of its duties and obligations hereunder and under the Related Agreements. Upon such request, the Agent agrees to resign, and such resignation shall become effective, only upon satisfaction of all of the following conditions precedent: (i) the Lenders (other than Continental) and Executone shall have unanimously appointed a successor agent to assume the Agent's responsibilities, rights, duties and obligations hereunder and under the Related Agreements; (ii) such successor shall have acknowledged, executed and/or delivered to the Agent, the Lenders and Executone such instruments, documents and agreements as the Agent may require, in form and substance satisfactory to Agent and its counsel, accepting such appointment and assuming the Agent's responsibilities, rights, duties and obligations hereunder and under the Related Agreements; (iii) such successor shall have purchased and Continental shall be obligated to sell such amount of Continental's interest in the Loans and other Liabilities of all Borrowers then outstanding so that as a result of such purchase the successor Agent shall have a Percentage at least equal to Continental's Percentage, after giving effect to such purchase. Upon satisfaction of the foregoing conditions precedent, the successor agent shall succeed to and become vested with all of the responsibilities, rights, duties and obligations of the Agent, and Continental shall be discharged therefrom, and the provisions of this Section 8 shall inure to the benefit of Continental as to any actions taken or omitted to be taken by it while it was Agent hereunder.

         In each such instance the resigning Agent shall cooperate with the successor Agent and shall make available to such successor Agent all books and records, including computer records, in Agent's possession and relating to the administration of the Loans in its capacity as Agent.


9.       MISCELLANEOUS.

         9.1 COVENANT OF EXECUTONE. Executone shall promptly notify Agent of (i) the termination of any Borrower's employment with Executone, or (ii) any alteration, amendment or termination of the Stock Option Plan.

         9.2 BORROWER WAIVER. Except as otherwise provided for in this Agreement, each Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all Notes, contract rights, documents, and instruments, at any time held by the Agent or any Lender on which any Borrower may in any way be liable and hereby ratifies and confirms whatever the Agent or any Lender may do in this regard. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

         9.3 LAWFUL INTEREST. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that any Lender has received interest hereunder or under any Note in excess of the highest lawful rate, such Lender shall promptly refund such excess interest to the applicable Borrower.

         9.4 NO WAIVER BY THE AGENT OR LENDERS; AMENDMENTS. No failure or delay on the part of the Agent or any Lender in the exercise of any power or right, and no course of dealing between any Borrower and the Agent or any Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Agent or any Lender at law or in equity. No notice to or demand on any Borrower not required hereunder shall in any event entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Related Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent and signed and delivered by the Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation, as to any provision of this Agreement or any Related Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent (i) shall extend or increase the amount of the commitment hereunder of any Lender, extend the due date for any amount payable hereunder, reduce or waive any fee payable to or for the account of the Lenders hereunder, reduce the rate of interest payable with respect to any Loan, any reimbursement obligation or the amount of any payment of principal without the consent of all of the Lenders, or reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent, amend the definition of "Required Lenders", or amend the conditions for drawing under the Stock Purchase L/C, release any collateral or amend or modify any of Sections 9.4 or 9.6 or (ii) shall extend the maturity or reduce the principal amount of, or rate of interest on, any Loan without the consent of the holder of such Loan. No provisions of Section 8 shall be amended, modified or waived without the consent of the Agent.

         9.5 NOTICES. Except as otherwise expressly provided herein, any notice hereunder to any or all Borrowers, the Agent or any Lender shall be in writing and shall be given to the affected Borrower, the Agent or such Lender at its address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as such party may, by written notice, designate for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by facsimile and receipt thereof confirmed by telephone, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Banking Days following deposit in the United States mails, properly addressed as herein provided, with proper postage prepaid.

         9.6  ASSIGNMENTS AND PARTICIPATIONS.

                  (a) None of the Lenders may sell all or any portion of the Loans owing it under this Agreement or any participating interest therein; provided, however, any Lender may, at any time, assign and delegate to one or more commercial banks or other financial institutions (each such Person to whom such assignment and delegation is to be made being herein referred to as an "Assignee"), an interest in such Lender's Loans hereunder, provided:

                           (i) each such assignment shall be of a constant,  and
                  not a varying, percentage of the assigning Lender's rights and obligations so assigned;

                           (ii) the  amount  of any  commitment  being  assigned
                  pursuant to such assignment (determined as of the date and acceptance with such assignment) shall in no event be less than $1,000,000 and shall be an integral multiple of $500,000;

                           (iii) such  assignment  shall be to (i) a  commercial
                  bank, commercial finance company or financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; or (ii) a commercial bank, commercial finance company or financial institution organized under the laws of any other country which is a member of the Organization for Economic Cooperative and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, or the local currency equivalent thereof, provided that such bank, commercial finance company or financial institution is acting through a branch or agency located in the United States;

                           (iv) after giving effect to such assignment, the assigning Lender shall have a commitment hereunder of not less than $1,000,000; and

                           (v) the assigning  Lender shall  concurrently  assign
                  the same Percentage of its interest under the Executone Agreement to the same assignee.

                  Upon receipt of the foregoing Assignment and Acceptance, (x) the Assignee shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee shall have the rights and obligations of a Lender hereunder and under the other instruments and documents executed in connection herewith, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder. Any attempted assignment and delegation not made in accordance with this Section 9.6 shall be null and void.

                  (b) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of the Loans owing to it; provided, however, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         9.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         9.8 SUCCESSORS. This Agreement shall be binding upon Borrowers, Executone, the Agent, and the Lenders and their respective successors and assigns, and shall inure to the benefit of Borrowers, Executone, the Agent, and the Lenders and the successors and assigns of the Agent and the Lenders. None of the Borrowers or Executone shall assign their rights or duties hereunder without the consent of the Agent and the Lenders.

         9.9 CONSTRUCTION AND GOVERNING LAW. Each of the Borrowers and Executone acknowledge that this Agreement shall not be binding upon the Agent and the Lenders or become effective until and unless accepted by the Agent and the Lenders, in writing. If so accepted by the Agent and the Lenders, this Agreement and the Related Agreements shall, unless otherwise expressly provided therein, be deemed to have been negotiated and entered into in, and shall be governed and controlled by the laws of, the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including, but not limited to, the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

         9.10 CONSENT TO JURISDICTION. To induce the Agent and the Lenders to accept this Agreement, each of the Borrowers and Executone irrevocably agrees that, subject to the Agent and the Lenders' sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, OR THE RELATED AGREEMENTS SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWERS AND EXECUTONE HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWERS AND EXECUTONE AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

         9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Executone and each of the Borrowers agree that the failure of any one or more of the Borrowers to execute this Agreement does not waive or excuse the obligations and duties of Executone and any of the Borrowers who do execute this Agreement.

         9.12 WAIVER OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES. EACH BORROWER, EXECUTONE, THE AGENT, AND EACH LENDER WAIVES ANY

RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (II) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

         NONE OF THE BORROWERS, EXECUTONE, THE LENDERS, OR THE AGENT SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF THE LIABILITIES OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR THE ACTION OR INACTION OF ANY BORROWER UNDER ANY ONE OR MORE HEREOF OR THEREOF.

         9.13 CONNECTICUT PREJUDGMENT WAIVER. EACH BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS EVIDENCED HEREBY ARE PART OF COMMERCIAL TRANSACTIONS AND, TO THE MAXIMUM EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278A TO 52-278M INCLUSIVE OR ANY OTHER APPLICABLE LAW, HEREBY WAIVES: (A) ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER IN CONNECTION WITH ANY AND ALL PREJUDGMENT REMEDIES TO WHICH LENDERS OR THEIR SUCCESSORS OR ASSIGNS MAY BE ENTITLED TO BY VIRTUE OF ANY DEFAULT OR OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT, AND (B) ALL RIGHTS TO REQUEST THAT LENDERS OR THEIR SUCCESSORS OR ASSIGNS TO POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT ANY OF THE BORROWERS AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY VIRTUE OF ANY EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT HEREUNDER OR UNDER ANY RELATED AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have either executed this Agreement individually or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                    EXECUTONE INFORMATION SYSTEMS, INC.


                                    By:_________________________________
                                    Title:______________________________

                                    Address:

                                    478 Wheelers Farms Road
                                    Milford, Connecticut  06460
                                    Telephone:  203-876-7600
                                    Telecopier: 203-882-0400
                                    Attention:  Barbara Anderson, Esq.


Commitment

$4,431,818.18                       CONTINENTAL   BANK,   an   Illinois
                                    Banking Corporation, individually
                                    and as Agent


                                    By:_________________________________
                                    Title:______________________________

                                    Address:

                                    231 South LaSalle Street
                                    Chicago, Illinois  60697
                                    Telephone:  312-828-2345
                                    Telecopier: 312-828-7327
                                    Attention:  Business Credit Group

Commitment

$3,545,454.55                       FLEET BANK N.A.


                                    By:/s/William H. Creaser
                                    Title: V.P.

                                    Address:

                                    Structured Finance Group
                                    CTHMM02B
                                    One Constitution Plaza
                                    Hartford, Connecticut  06115
                                    Telephone:  203-644-6144
                                    Telecopier: 203-244-4495
                                    Attention:  William Creaser

Commitment

$1,772,727.27                       BANK OF BOSTON CONNECTICUT


                                    By:/s/John P. McCabe
                                    Title:Vice President

                                    Address:

                                    One Landmark Square
                                    Suite 2002
                                    Stamford, Connecticut  06901
                                    Telephone:  203-967-3888
                                    Telecopier: 203-967-8169
                                    Attention:  John McCabe

                          [SIGNATURE PAGE TO BE ADDED
                               FOR EACH BORROWER]